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January 26, 2000


Track 'N Trail
Daniel J. Nahmens
4961-a Windplay Drive
El Dorado Hills CA 95762

                 "RE First Amendment ("Amendment") to the Loan Agreement dated October 4, 1999 (all prior Amendments, this Amendment, and the Loan Agreement together called the "Agreement").

Dear Daniel J. Nahmens:

In reference to the Agreement defined above between Union Bank of California, N.A. ("Bank") and Track 'N Trail ("Borrower"), the Bank and Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

           AMENDMENT TO AGREEMENT

(a) SECTION 4.6 CURRENT RATIO, of the Agreement is hereby amended by substituting the ration "1.0 to 1.0" for the ratio "1.25 to 1.0"

(b) SECTION 4.7 CASH FLOW, of the Agreement is hereby deleted in its entirety and replaced to read as follows: "Borrower will maintain a cumulative cash flow of greater than or equal to a negative One Million Three Hundred Thousand Dollars (-$1,300,000.00) for the first quarter ending March 31, 2000 based on Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITA). Borrower will maintain a cumulative cash flow greater than or equal to Forty Thousand Dollars ($40,000.00) for the second quarter ending June 30, 2000 based on Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITA). Borrower will maintain a cumulative cash flow greater than or equal to One Million Three Hundred Thousand Dollars ($1,300,000.00) for the third quarter ending September 30, 2000 and thereafter based on Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITA).

(c) SECTION 4.8 TANGIBLE NET WORTH, of the Agreement is hereby amended by substituting the amount "Fifteen Million Five Hundred Thousand Dollars ($15,5000.00)" for the amount "Twenty Two Million Dollars" ($22,000,000.00).


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Page 2
Track 'N Trail
First Amendment

           WAIVER

(a) Bank hereby waives Borrower's Breach of SECTION 4.6 CURRENT RATION of the Agreement occurring prior to December 31, 1999. Any further breach of the
    Section in not waived.

(b) Bank hereby waives Borrower's Breach of SECTION 4.8 TANGIBLE NET WORTH, of the Agreement occurring prior to December 31, 1999.

(c) Bank hereby waives Borrower's Breach of SECTION 4.7 CASH FLOW, of the Agreement occurring prior to December 31, 1999.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This amendment shall not be a waiver of any existing or future default or breach of condition to covenant unless specified herein.

This Waiver and Amendment shall become effective January 1, 2000 and when the Bank shall have received the acknowledgement copy of the Amendment executed by the Borrower.

Very truly yours,

/s/ Randy Lambert

Union Bank of California, N.A.
Randy Lambert
Vice President


Agreed to and Accepted
Track 'N Trail

By: /s/ David L. Suechting                      By: /s/ Daniel J. Nahmens
   ---------------------------                     ----------------------------
David L. Suechting, Jr. COB                     Daniel J. Nahmens, CFO

Overland Management Corporation

By: /s/ David L. Suechting                      By: /s/ Daniel J. Nahmens
   ---------------------------                     ----------------------------
David L. Suechting, Jr. COB                     Daniel J. Nahmens, CFO

Nevin's Eagles Nest, Inc.

By: /s/ David L. Suechting                      By: /s/ Daniel J. Nahmens
   ---------------------------                     ----------------------------
David L. Suechting, Jr. COB                     Daniel J. Nahmens, CFO